Agreement No. 00161528SLA
CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) dated as of December 10, 2025 is entered into by and between GLOBAL WATER RESOURCES, INC., a Delaware corporation (the “Company”), and COBANK, ACB, a federally-chartered instrumentality of the United States (the “Bank”). In consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bank agree as follows:
ARTICLE 1     Defined Terms; Accounting Principles. Certain capitalized terms used in this Agreement bear the definitions given to them in the Defined Terms attached hereto as Exhibit A and incorporated herein by this reference. Accounting terms used herein but not defined in this Agreement have the meanings given to them in accordance with GAAP. Except as otherwise specifically provided herein: (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP; and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement, or any similar accounting standard) will be disregarded and such determination made as if such election had not been made. If any computation of any financial ratio or requirement in this Agreement would be affected solely by any change in GAAP and the Company or Bank requests, the parties, shall, at no cost to the Company (other than payment obligations pursuant to Section 10.1), negotiate in Good Faith to amend such ratio or requirement to preserve the original intent thereof in light of such change, provided that, until so amended: (i) such ratio or requirement shall be computed in accordance with GAAP prior to such change; and (ii) the Company shall provide to Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change in GAAP.
ARTICLE 2     The Facilities.
2.1     Promissory Note. In the event the Company desires to borrow from Bank and Bank is willing to lend to the Company, or in the event the parties desire to consolidate any existing loans hereunder, the parties will enter into a promissory note (a “Promissory Note”). Each Promissory Note will set forth Bank’s commitment to make a loan or loans (each, a “Loan”) to the Company, the amount of the Loan(s), the purpose of the Loan(s), the interest rate or rate options applicable to the Loan(s), the repayment terms of the Loan(s), and any other terms and conditions applicable to the particular Loan(s). Each Promissory Note will also contain the Company’s promise to make payments of interest on the unpaid principal balance of the Loan(s), and fees and premiums, if any, and to repay the principal balance of the Loan(s). Each Loan will be governed by the terms and conditions contained in this Agreement and in the Promissory Note relating to that Loan.

2.2     Availability. Loans will be made available on any day on which Bank and the Federal Reserve Banks are open for business (a “Business Day”) upon the telephonic or written request of an authorized employee of the Company. Requests for loans must be received by 12:00 p.m. Denver, Colorado time on the date the Loan is desired. Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by the Company.
2.3     Security. The Company’s obligations under this Agreement, and each Promissory Note will be secured by a statutory first lien on all equity that the Company may now own or hereafter acquire or be allocated in Bank. In addition, except as otherwise provided in a Promissory Note, the Company’s obligations hereunder and under each Promissory Note will be:
(a)secured pursuant to the Security Agreements by a first priority lien on all the Collateral in favor of the Collateral Agent, for the benefit of the Bank and the other Secured Parties; and
(b)guaranteed by the Subsidiary Guaranties.
2.4     Payments Generally. The Company’s obligation to repay each Loan will be evidenced by a Promissory Note. Bank will maintain a record of all Loans, the interest accrued thereon, and all payments made with respect thereto, and such record will, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the Loans. Payments under each Promissory Note will be made by wire transfer of immediately available funds, by check, or by automated clearing house (ACH) or other similar cash handling processes as specified by separate agreement between the Company and Bank. Wire transfers will be made to ABA No. 307088754 for advice to and credit of “CoBANK” (or to such other account as Bank may direct by notice). The Company will give Bank telephonic notice no later than 12:00 p.m. Denver, Colorado time on the day the Company intends to pay by wire of such intent, and funds received after 3:00 p.m. Denver, Colorado time will be credited on the next Business Day. Checks will be mailed to CoBANK, Department 167, Denver, Colorado 80291-0167 (or to such other place as Bank may direct by notice). Credit for payment by check will not be given until the later of the next Business Day after receipt of the check or the day on which Bank receives immediately available funds. If any installment of principal or interest is due on a date that is not a Business Day, then such installment will be due and payable on the next Business Day.
2.5     Broken Funding Surcharge. Notwithstanding the terms of any Promissory Note giving the Company the right to repay any Loan prior to the date it would otherwise be due and payable, the Company agrees to provide three Business Days’ prior written notice for any prepayment of a Loan and to pay to Bank a broken funding surcharge in the amount equal to the greater of (a) any funding losses sustained by Bank as a result of such prepayment, which funding losses shall be determined as the present value of the excess, if any, of the contractual interest that would have accrued on the amount prepaid at the applicable fixed interest rate on the applicable Promissory Note over the interest that would accrue on the same amount at the Reinvestment Rate for the remaining scheduled term of the amount of the prepayment, or (b) $300. For purposes of determining such funding losses on the prepaid amount pursuant to this Section 2.5, “Reinvestment Rate” means the yield to maturity (on a bond-equivalent basis) of

U.S. Treasury obligations with a maturity (or interpolated maturity, determined on a straight-line basis) comparable to such remaining term, as published for the most recent Business Day available on the Federal Reserve H.15 statistical release (or any successor publication), plus 0.50% (50 basis points). If the remaining term does not correspond exactly to a published maturity, the Reinvestment Rate shall be determined by linear interpolation between the nearest shorter and longer published maturities. If the relevant published yields are no longer available, the Reinvestment Rate shall be determined by reference to a reasonably comparable successor source customarily used in the market for such purpose, as selected by Bank in good faith and in a commercially reasonable manner. In addition, for purposes of this Section 2.5, present values shall be computed using the Reinvestment Rate with cash flow timing consistent with the applicable original interest payment frequency, on an actual/360 day-count basis, and with discounting to the prepayment date. Notwithstanding the foregoing, in the event of a conflict between the provisions of this section and of the broken funding charge section of a forward fix agreement between Bank and the Company, the provisions of the forward fix agreement will control.
2.6     Taxes; Change in Law. Any payment by the Company to Bank will be made net of any taxes (other than income and similar taxes imposed on or measured by Bank’s overall net income, franchise taxes and branch profits taxes). If any change after the date hereof in any applicable law, rule, regulation, code, ordinance, order or the like (collectively, “Laws”), including, without limitation, all laws relating to taxes (other than income and similar taxes imposed on or measured by Bank’s overall net income, franchise taxes and branch profits taxes), increases the cost of making or maintaining any Loan (or any associated commitment to lend), or reduces the amount received or receivable by Bank hereunder or under any other Loan Document, or requires or modifies any reserve or similar requirements of the Bank, then, upon request, the Company will pay to Bank such additional amount as will compensate Bank for such additional costs incurred or reduction suffered.
ARTICLE 3     Conditions Precedent.
3.1     Conditions to Initial Promissory Note. Bank’s obligation to extend credit under the initial Promissory Note hereunder is subject to the condition precedent that Bank receive, in form and substance satisfactory to Bank, a duly executed copy of this Agreement, the other Loan Documents, and all instruments and documents contemplated hereby and thereby.
3.2     Conditions to Each Promissory Note. Bank’s obligation to extend credit under each Promissory Note hereunder, including the initial Promissory Note, is subject to the condition precedent that Bank receive, in form and substance satisfactory to Bank, each of the following, except as otherwise provided in the Promissory Note:
(a)Promissory Note. A duly executed copy of the Promissory Note and all instruments and documents contemplated by the Promissory Note.
(b)Evidence of Perfection and Priority. Such evidence as Bank may require that the Collateral Agent, in favor of Bank and the other Secured Parties, has duly perfected first priority liens as required under this Agreement.

(c)Evidence of Authority. Such certified board resolutions, certificates of incumbency, and other evidence that Bank may require that the Promissory Note, all instruments and documents executed in connection therewith, and, in the case of the initial Promissory Note hereto, this Agreement, the other Loan Documents and all instruments and documents executed in connection herewith and therewith, including any Security Documents, have been duly authorized and executed.
(d)Fees and Other Charges. Any fees or other charges provided for herein, in the Promissory Note or in any invoice provided by Bank on or before the making of the extension of credit.
(e)Insurance. Such evidence as Bank may require that the Company is in compliance with Section 7.2 below.
(f)Consents and Approvals. Evidence as Bank may require that all regulatory and other consents and approvals referred to in Section 4.7 below have been obtained and are in full force and effect.
(g)Opinion of Counsel. An opinion of counsel to the Company (which counsel must be acceptable to Bank).
3.3     Conditions to Each Loan. Bank’s obligation under each Promissory Note to make any Loan to the Company thereunder is subject to the condition that no Event of Default or Default will have occurred and be continuing or would be caused by the making of such Loan.
ARTICLE 4     Representations and Warranties. The execution by the Company of this Agreement and each Promissory Note hereunder, or any renewal or extension by Bank of any Promissory Note hereunder, will constitute a representation and warranty by the Company that:
4.1    Organization; Authority. The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which qualification is required by Law, other than any jurisdictions as to which the failure to be so qualified or in good standing could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform the provisions thereof.
4.2    Authorization. This Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Company, and constitute the legal, valid and binding Obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, arrangement or similar Laws affecting the enforcement of creditors’ rights generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
4.3    Disclosure. This Agreement, the financial statements delivered to the Bank by or on behalf of the Company and any other documents, certificates and writings delivered to the Bank by or on behalf of the Company in connection with any Loan (collectively “Disclosure Documents”), taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make any statements therein not misleading in light of the circumstances under which they were made. Except as may be disclosed in the Disclosure Documents, since December 31, 2024, there has been no change in the financial condition, operations, business, properties or prospects of the Company Group that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that is not described herein or in the Disclosure Documents.
4.4    Subsidiaries; Affiliates.
(a)Schedule 4.4 contains (except as may be noted therein) complete lists of the: (i) Subsidiaries, showing as to each its name, jurisdiction of organization, and percentage of Equity Interests outstanding owned directly or indirectly by the Company Group; (ii) Company’s other Affiliates, if any; and (iii) Company directors and senior officers.
(b)All outstanding shares of capital stock, membership interests or other Equity Interests of each Subsidiary owned by the Company Group have been validly issued, are fully paid and non-assessable and are owned by the Company or a Subsidiary free and clear of any Lien prohibited by Section 8.5.
(c)Each Subsidiary is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by Law, other than jurisdictions as to which the failure to be so qualified or in good standing could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, company or other similar power and authority to own or lease the Properties it purports to own or lease, to transact the business it transacts and proposes to transact and to execute and deliver the Loan Documents to which it is a party and to perform the provisions thereof.
(d)No Subsidiary is subject to any legal, contractual or other restriction (other than this Agreement, the Note Purchase Agreement, the Northern Trust Loan Agreement and the agreements listed on Schedule 4.4(D) and customary limitations imposed by corporate Law or similar statutes) restricting the ability of such Subsidiary to pay dividends or make similar distributions of profits to any of the Company Group that owns outstanding Equity Interests of such Subsidiary.
(e)The Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each Subsidiary, and constitute the legal, valid and binding Obligations of such Subsidiary enforceable against such Subsidiary in accordance with their terms, except as such enforceability may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, arrangement or similar Laws affecting the enforcement of creditors’ rights generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.5    Financial Statements; Liabilities. All financial statements that have been delivered to the Bank by or on behalf of the Company (including any related schedules and notes) fairly present in all material respects the consolidated financial position of the Company Group as of the respective dates specified and the consolidated results of their operations and cash flows for the respective periods specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in any notes thereto (subject in the case of interim statements to normal year-end adjustments and the absence of footnotes). The Company Group does not have any Material liabilities not disclosed in the Disclosure Documents.
4.6    Laws; Other Instruments. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which it is a party do not: (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company Group under, any (i) indenture, mortgage, deed of trust, loan, purchase or credit agreement, or lease, or (ii) corporate or company charter or by-laws, shareholder or operating agreement, or similar organizational agreement or instrument, in each case of this clause (a) to or by which the Company or any Subsidiary or any of their Properties are bound or affected; (b) conflict with or result in a breach of any order, judgment, decree or ruling of any arbitrator or Governmental Authority to which any of the Company Group is subject; or (c) violate any Law applicable to any of the Company Group.
4.7    Governmental Authorizations. Except for any consents, approvals, authorizations, registrations, filings or declarations that have been obtained or made, no consent, approval or authorization of, or registration, filing or declaration with, the Arizona Corporation Commission or any other Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Agreement and the other Loan Documents.
4.8    Litigation.
(a)There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting any of the Company Group or any Property of any of the Company Group in any court or before any arbitrator or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Neither the Company nor any Subsidiary is in: (i) default under any agreement or instrument to which it is a party or by which it is bound; (ii) violation of any order, judgment, decree or ruling of any arbitrator or Governmental Authority to which any of the Company Group is subject; or (iii) violation of any applicable Law of any Governmental Authority (including any Environmental Law or Law referred to in Section 4.15), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.9    Taxes. The Company and its Subsidiaries have filed all tax returns required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied on them or their Properties, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments: (a) the amount of which, individually or in the aggregate, is not Material; or (b) the amount, applicability or validity of which is being contested in Good Faith by appropriate proceedings and with respect to which the Company Group has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company Group in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company Group have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2024.
4.10    Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective owned Properties that individually or in the aggregate are Material, including all such Properties reflected in the most recent audited balance sheet referred to in Section 4.5 or purported to have been acquired by the Company Group after the date thereof (except as disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by Section 8.5. All leases that individually or in the aggregate are Material are valid, subsisting and are in full force and effect in all material respects.
4.11    Licenses; Permits.
(a)The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)To the best knowledge of the Company, no product or service of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Subsidiary with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any of the Company Group.
4.12    ERISA.
(a)The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable Laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights or Properties of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal Law or section 4068 of

ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)Neither the Company nor any ERISA Affiliate has ever maintained or contributed to a Plan subject to Title IV of ERISA.
(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company Group is not Material.
(e)The execution and delivery of this Agreement and the issuance of the Promissory Note will not involve any transaction subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.
4.13    Margin Regulations. No proceeds of any Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Federal Reserve System (12 CFR 221), buying, carrying or trading in any Securities under circumstances as to involve the Company in a violation of Regulation X of the Federal Reserve System (12 CFR 224), or to involve any broker or dealer in a violation of Regulation T of the Federal Reserve System (12 CFR 220). Margin stock does not constitute more than 5.00% of the value of the Consolidated Assets, and the Company Group has no present intention that margin stock will constitute more than 5.00% of the value of the Consolidated Assets. In this Section 4.13, “margin stock” and “purpose of buying or carrying” have the meanings assigned in Regulation U.
4.14    Existing Indebtedness; Future Liens.
(a)Schedule 4.14(A) sets forth a list of all outstanding Indebtedness for borrowed money of the Company Group at September 30, 2025, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any Indebtedness for borrowed money of the Company or such Subsidiary, and no event or condition exists with respect to any Indebtedness for borrowed money of the Company or any Subsidiary that would permit (or with notice or the lapse of time or both would permit) one or more Persons to cause such Indebtedness for borrowed money to be payable before its stated maturity or regularly scheduled dates of payment.
(b)Neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its Property, now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (on the happening of a contingency or otherwise) any of its Property, now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness prohibited by this Agreement.

(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision in, any instrument evidencing Indebtedness for borrowed money, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except this Agreement, the Note Purchase Agreement, the Northern Trust Loan Agreement and agreements governing other Material Credit Facilities.
4.15    Corrupt Practices.
(a)Neither the Company nor any Controlled Entity is: (i) a Prohibited Person; (ii) an agent, department or instrumentality of, or otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly (x) any Prohibited Person, or (y) any Person, entity, organization, foreign country or regime subject to any OFAC Sanctions Program; or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including the Trading with the Enemy Act, International Emergency Economic Powers Act, Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar Law with respect to Iran or any other country, Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (“U.S. Economic Sanctions”) (each Prohibited Person and other Person, entity, organization and government of a country described in clauses (i), (ii) or (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in any country subject to U.S. Economic Sanctions.
(b)No proceeds of any Loan constitute or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly: (i) in connection with any investment in, or any transaction or dealing with, any Blocked Person; or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)Neither the Company nor any Controlled Entity: (i) has been found in violation of, charged with or convicted of money laundering, drug trafficking, terrorist related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), Executive Order No. 13224, the USA PATRIOT Act or any other United States or Canadian law or regulation governing such activities (“Anti-Terrorism Laws”), or any U.S. Economic Sanctions violations; (ii) to the Company’s actual knowledge after due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Terrorism Laws or U.S. Economic Sanctions violations; (iii) has been assessed civil penalties under any Anti-Terrorism Laws or U.S. Economic Sanctions; or (iv) has had any of its funds seized or forfeited in an action under any Anti-Terrorism Law. The Company has established procedures and controls it reasonably believes are adequate (and otherwise comply with applicable Law) to ensure the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Terrorism Laws and U.S. Economic Sanctions.
(d)Neither the Company nor any Controlled Entity: (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable Law in a U.S. or any non-U.S. country or jurisdiction, including the U.S. Foreign Corrupt Practices Act and U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”); (ii) to the Company’s actual knowledge after due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Corruption Laws; (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws; or (iv) has been or is the target of sanctions imposed by the United Nations or European Union;

(e)To the Company’s actual knowledge after due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or commercial counterparty for the purposes of: (x) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or for such commercial counterparty; (y) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty; or (z) inducing a Governmental Official or commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any Law or which would cause the Bank to be in violation of any Law applicable to the Bank; and
(f)No part of the proceeds of any Loan will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls it reasonably believes are adequate (and otherwise comply with Law) to ensure the Company and each Controlled Entity is and will be in compliance with all current and future Anti-Corruption Laws.
4.16    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, Public Utility Holding Company Act of 2005, ICC Termination Act of 1995 or Federal Power Act, all as amended.
4.17    Environmental Matters.
(a)Neither the Company nor any Subsidiary has knowledge or has received notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their Properties now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to Properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on Properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)All buildings on real property now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.18    Collateral. The Security Documents are effective to grant to the Collateral Agent for the ratable benefit of the Secured Parties legal, valid and enforceable first priority Liens on all Collateral. The security interests in the Collateral granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Documents constitute, as to all such Collateral, legal, valid and enforceable security interests and Liens under the UCC, subject to no other Lien; and all actions as are required pursuant to the Security Documents or applicable Law have been taken to establish and perfect the Collateral Agent’s rights in and to, and the first priority of its Liens and security interests on all of the Collateral to secure the Obligation, including any recording, filing, registration, possession, control, delivery to the Collateral Agent, giving of notice or similar action.
ARTICLE 5    Company Information.
5.1    Financial and Business. The Company shall deliver to the Bank:
(a)Quarterly Statements — Within 60 days (or such earlier date by which such statements are required, filed or delivered under the Note Purchase Agreement or SEC requirement) after the end of each Fiscal Quarter ending on or after March 31, 2026 (other than the last Fiscal Quarter of each Fiscal Year): (i) a consolidated balance sheet of the Company Group as at the end of such Fiscal Quarter, and (ii) consolidated statements of income and cash flows of the Company Group for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters of any Fiscal Year) for the portion of the Fiscal Year then ended; setting forth in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all Material respects, the financial position of the Company Group and its results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes;
(b)Annual Statements — Within 120 days (or such earlier date by which such statements are required, filed or delivered under the Note Purchase Agreement or SEC requirement) after the end of the 2025 and each subsequent Fiscal Year: (i) a consolidated balance sheet of the Company Group as at the end of such Fiscal Year, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company Group for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company Group and its results of operations and cash flows and have been prepared in conformity with GAAP, that the examination of such accountants in connection with such statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)Default or Event of Default — Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given notice or taken action with respect to a claimed default hereunder or that any Person has given notice or taken action with respect to a claimed default of the type referred to in Section 9.1(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(d)ERISA — Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, notice setting forth the nature thereof and the action, if any, the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(e)Governmental Authority — Promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
(f)Requested Information — With reasonable promptness, such other information (which may include tax returns) relating to the business, operations, affairs, financial condition or Properties of the Company Group or its ability to perform its Obligations as from time to time may be reasonably requested by the Bank.
5.2    Officer’s Certificate. Each financial statement delivered to the Bank pursuant to Section 5.1(a) or 5.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
(a)Covenant Compliance — Setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Sections 8.5(m), 8.6, 8.7 and 8.8(g) during the quarterly or annual period covered by the statements then being furnished (including with respect to each provision that involves mathematical calculations the information from such statements that is required to perform such calculations), and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under such Section, and of the amount, ratio or percentage then in existence. If the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 1) as to the period covered by any such statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)Event of Default — Certifying such Senior Financial Officer has reviewed the terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company Group from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and such review has not disclosed the existence during such period of any Default or Event of Default or, if any such Default or Event of Default existed or exists (including any resulting from the failure to comply with any Environmental Law), specifying its nature and period of existence and what action the Company has taken or proposes to take with respect thereto.

5.3    Visitation. The Company shall permit representatives of the Bank:
(a)No Default — If no Default or Event of Default then exists, at the expense of the Bank and with prior notice to the Company, to visit the principal executive office of the Company during normal business hours, discuss the affairs, and finances of the Company Group with the Company’s officers, and (with the consent of the Company which shall not be unreasonably withheld or delayed) with its independent public accountants (with the understanding only one discussion with those accountants each Fiscal Year will be permitted pursuant to this Section 5.3(a)), and (with the consent of the Company which shall not be unreasonably withheld or delayed) to visit the other offices and Properties of the Company Group as often as may be reasonably requested; and
(b)Default — If a Default or Event of Default exists, at the expense of the Company to visit and inspect any offices or Properties of the Company Group to examine its records, reports and other papers, make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company Group), all at such times and as often as may be requested.
5.4    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to any of Sections 5.1(a) or (b) and Section 5.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(i)such financial statements satisfying the requirements of Section 5.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 5.2 are delivered to the Bank by e-mail; or
(ii)the Company shall have timely filed Form 10–Q or Form 10–K, satisfying the requirements of Section 5.1(a) or Section 5.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 5.2 available on its home page on the internet, which on the date hereof is located at http://www.gwresources.com as of the date required in such Section 5.1(a) or Section 5.1(b), as the case may be.
provided however, that in the case of clause (ii), the Company shall have given the Bank prior notice, which may be by e-mail or in accordance with Section 11.2, of such posting or filing in connection with each delivery, provided further, that upon request of the Bank to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to the Bank.
5.5     Indemnity for Taxes. At all times indemnify and hold and save the Bank harmless from and against any and all actions or causes of action, claims, demands, liabilities, loss, damage or expense of whatsoever kind and nature incurred by the Bank as a result of the non-payment of any documentary stamp tax, intangible tax, interest or penalties associated therewith or any other local, state or federal assessment required to be paid, but not paid in conjunction with the indebtedness evidenced by the Loan Documents. The Company agrees to pay to the Bank, its successors and assigns, all sums of money requested by the Bank hereunder within ten days of such request, which the Bank will or may advance, pay or cause to be paid, or become liable to pay, on account of or in connection with failure to pay as required by the regulations of the Governmental Authority so imposing said payment. The Bank will be entitled to charge for any and all disbursements made by it in Good Faith, under the reasonable belief that it or the Company is or was liable for the amount so assessed. Any default by the Company in making any payments required under this covenant will constitute a payment Event of Default under the Loan Documents and Bank may, at its option, declare the entire amount of principal plus accrued interest thereon due and payable without notice or demand.
ARTICLE 6     Prepayments. Unless otherwise agreed to in writing by Bank, while this Agreement is in effect, the Company agrees that:
6.1    Reserved.
6.2    Prepayment; Change in Control.
(c)Notice. The Company shall, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give notice of such Change in Control to the Bank. Such notice shall contain and constitute an offer to prepay the Obligation and simultaneously terminate any remaining commitment to make Loans and be accompanied by the certificate described in Section 6.2(e).
(d)Offer to Prepay. The offer contemplated by Section 6.2(a) shall be an offer to prepay, in accordance with this Section 6.2, all but not less than all of the Obligation and terminate any remaining commitment to make Loans on a date specified in such offer (the “Proposed Prepayment Date”) which shall be a Business Day not fewer than ten Business Days or more than 45 days after the Change in Control.
(e)Acceptance/Rejection. The Bank may accept or reject the offer made pursuant to this Section 6.2 by notice to the Company not later than ten Business Days after receipt of the offer. Failure by the Bank to respond to an offer made pursuant to this Section 6.2 will constitute an acceptance of such offer.
(f)Prepayment. Prepayment of the Loans pursuant to this Section 6.2 shall include interest accrued to the date of prepayment, any unreimbursed transaction expenses and any amounts due under Section 2.5. The prepayment shall be made on the Proposed Prepayment Date.
(g)Officer’s Certificate. Each offer pursuant to this Section 6.2 shall be accompanied by a certificate executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 6.2; (iii) the principal amount offered to be prepaid; (iv) the interest that would accrue on the Proposed Prepayment Date; (v) that the conditions of this Section 6.2 required to be performed as of the date thereof have been performed or fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
6.3    Asset Dispositions. If the Company elects to make a Debt Prepayment Application, the Company shall offer to prepay the Loans in a principal amount which equals the Ratable Portion (as defined below) for the Loans (which offer shall be in writing and shall offer to make such prepayment on a Business Day which is not less than 10 and not more than 60 days after the date of the notice of offer (the “Disposition Prepayment Date”)), together with accrued interest thereon to the date of such prepayment. The Bank shall notify the Company of its acceptance or rejection of such offer within 10 Business Days of receipt thereof by giving notice of such acceptance or rejection to the Company; provided, however, that if the Bank fails to so notify the Company within 10 Business Days of receipt of the notice of offer of prepayment it shall be deemed to have rejected such offer. The Company shall prepay on the Disposition Prepayment Date the Ratable Portion of the Loans together with accrued interest thereon to the date of such prepayment.
For purposes of this Section 6.3, “Ratable Portion” for the Loans means, with respect to a Debt Prepayment Application, an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of the Loans and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries subject to such prepayment (or a required offer of such prepayment).
Notwithstanding any provision to the contrary, no additional amounts shall be due pursuant to Section 2.5 as a result of any prepayment pursuant to Sections 6.2 or 6.3.
ARTICLE 7     Affirmative Covenants. Unless otherwise agreed to in writing by Bank, while this Agreement is in effect, the Company agrees that:
1.1Laws. Without limiting Section 8.4, the Company shall, and shall cause each of its Subsidiaries to, comply with all Laws to which each of them is subject, including ERISA, Environmental Laws, the USA PATRIOT Act and the other Laws referred to in Section 4.15, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Laws or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.2Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against casualties and contingencies of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the Water Business or a similar business and similarly situated, other than any failure to maintain such insurance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.3Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.4Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their Properties, income or franchises, to the extent the same have become due and payable and before they become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on Properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if: (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in Good Faith and appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary; or (b) the nonfiling or nonpayment, as the case may be, of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.5Corporate Existence. The Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 8.2 and 8.8, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or other applicable existence of each of its Subsidiaries (unless merged into the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the Good Faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
1.6Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and in conformity in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect in all material respects all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
1.7Subsidiary Guarantors. Subject to Article 8, the Company will cause each of its Subsidiaries (except for any Foreign Subsidiary or Foreign Holding Company) that guarantees or otherwise becomes liable at any time, whether as a borrower or additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Term Note Facility or any other Material Credit Facility to concurrently therewith:

(a)enter into an agreement in form and substance satisfactory to the Bank providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Promissory Notes (whether for principal, interest or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder, and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Promissory Notes, this Agreement and the other Loan Documents to be performed, observed or discharged by it;
(b)deliver the following to the Bank (i) an executed counterpart of such Subsidiary Guaranty, (ii) a certificate signed by an authorized officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 4.1, 4.2, 4.6, 4.7, 4.10 and 4.11 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company), (iii) all documents reasonably requested by the Bank to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder, and (iv) an opinion of counsel reasonably satisfactory to the Bank covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Bank may reasonably request; and
(c)at the election of the Company and by notice to the Bank, any Subsidiary Guarantor may be discharged from its obligations under its Subsidiary Guaranty and be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the Bank, provided that (i) if such Subsidiary Guarantor is a guarantor or otherwise liable for or in respect of the Term Note Facility and/or any other Material Credit Facility, then such Subsidiary Guarantor shall have been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) from its liability for or in respect of all such Indebtedness, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged from any Indebtedness described in the preceding clause (i) any fee, debt repayment or other consideration is given or paid to any holder of such Indebtedness, the Bank may elect to receive equivalent pro-rata consideration substantially concurrently therewith, and (v) the Company shall simultaneously provide to the Bank a certificate of a Responsible Officer certifying as to the matters set forth in the preceding clauses (i) through (iv). In the event of any such release, for purposes of Section 8.7, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.
1.8Collateral. The Company shall take all actions necessary to insure that the Collateral Agent, on behalf of the Secured Parties, has and continues to have in all relevant jurisdictions duly and validly created, attached, perfected and enforceable first priority Liens on all Collateral. The Company shall cause the Obligation to constitute direct senior secured obligations of the Company and to be senior in right of payment and to rank senior in right of security with respect to all Collateral granted in the Security Documents to all other Indebtedness of the Company; provided, however, if the Company incurs Indebtedness under Material Credit Facilities permitted hereunder (including the Term Note Facility) such Indebtedness may be secured equally and ratably with the Indebtedness evidenced by the Promissory Notes pursuant to documentation reasonably acceptable to the Bank in substance and form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be.
ARTICLE 8     Negative Covenants. Unless otherwise agreed to in writing by Bank, while this Agreement is in effect, the Company agrees that:
8.1    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of Property or rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and on fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
8.2    Merger; Consolidation. The Company will not, nor will it permit any Subsidiary Guarantor to, consolidate or merge with any other Person or Transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
(a)the successor formed by such consolidation or survivor of such merger or Person acquiring such assets, as the case may be, shall be a solvent corporation, limited partnership or limited liability company organized and existing under the laws of the United States or state thereof (including the District of Columbia), and, if the Company or such Subsidiary Guarantor is not such a corporation, limited partnership or limited liability company (i) such corporation, limited partnership or limited liability company (if it involves the Company) shall have executed and delivered to the Bank its assumption of the due and punctual performance and observance of each covenant and agreement of the Company under the Loan Documents or (if it involves a Subsidiary Guarantor) shall have executed and delivered to the Bank its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty, and (ii) in either case, such corporation, limited partnership or limited liability company shall have caused to be delivered to the Bank an opinion of independent counsel reasonably satisfactory to the Bank to the effect that all documentation effecting such assumption is enforceable in accordance with its terms;
(b)each Obligor under any Subsidiary Guaranty or Security Document outstanding when such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under the Loan Documents and the Collateral Agent’s Liens on the Collateral in writing at such time pursuant to documentation reasonably acceptable to the Bank; and
(c)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such Transfer shall have the effect of releasing any Obligor or Collateral that shall theretofore have become such in the manner prescribed in this Section 8.2 from its liability under any Loan Document.
8.3    Business. The Company will not and will not permit any Subsidiary to engage in any business other than the Water Business.

8.4    Anti-Terrorism Law.
(a)Bank hereby notifies the Company and any Related Party that, pursuant to the requirements of the USA Patriot Act, Bank may be required to obtain, verify and record information that identifies the Company and any Related Party, which information may include the name and address of the Company and any Related Party and other information that will allow Bank to identify the Company and any Related Party in accord with the USA Patriot Act. The Company hereby agrees to take any action necessary to enable Bank to comply with the requirements of the USA Patriot Act.
(b)The Company covenants, represents and warrants as follows:
(i)Neither the Company nor any Related Party is or, to the best of Company’s knowledge, will be in violation of any Anti-Terrorism Law.
(ii)Neither the Company nor any Related Party is or, to the best of Company’s knowledge, will be a Prohibited Person.
(iii)Neither the Company nor any Related Party: (A) conducts any business or engages in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(iv)Neither the Company nor any Related Party will engage in any of the activities described in (iii) of this subsection (b) in the future.
(v)The Company and each Related Party will ensure that the proceeds of the Indebtedness are not used to violate any foreign asset control regulations of OFAC or of any enabling statute or any Executive Order relating thereto.
(vi)The Company will deliver to Bank any certification or other evidence requested from time to time by Bank in its sole reasonable discretion, confirming the Company’s and any Related Party’s compliance with this Section.
(vii)The Company has implemented procedures, and will consistently apply those procedures while this Agreement is in effect, to ensure that the representations and warranties in this Section remain true and correct while this Agreement is in effect.
8.5    Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (on the happening of a contingency or otherwise) any Lien on or with respect to any Property (including any goods or accounts receivable) of the Company or any Subsidiary, now owned or held or hereafter created or acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)Liens for taxes, assessments or other governmental charges not yet due and payable or the payment of which is not at the time required by Section 7.4;

(b)any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
(c)Liens incidental to the conduct of business or the ownership of Properties (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable or, if due and payable, which are being contested in Good Faith pursuant to appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP), and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including under workers compensation, unemployment insurance and other social security Laws), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with borrowing money;
(d)leases or subleases granted to others, easements, rights-of-way, licenses, encroachments, restrictions and similar charges or encumbrances, in each case incidental to the ownership of Property or ordinary conduct of business by the Company Group, or Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;
(e)Liens securing Indebtedness of a Subsidiary to the Company;
(f)Liens existing as of the date hereof reflected in Schedule 8.5;
(g)Liens incurred after the date hereof to secure the purchase price or costs of acquiring, constructing or improving Property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such Property at the time of acquisition, construction or improvement thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvements, provided that (i) any such Lien shall attach solely to the Property acquired, constructed or improved; (ii) at the time of acquisition, construction or improvement of such Property (or, in the case of any Lien incurred within 365 days of such acquisition or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such Property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvements, or (z) the fair market value of such Property (as determined in Good Faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(h)any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on Property acquired by the Company or any Subsidiary at the time such Property is so acquired (whether or not the Indebtedness secured thereby is assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of Property, (ii) each such Lien shall extend solely to the Property so acquired and, if required by the instrument originally creating such Lien, other Property which is an improvement to or acquired for specific use in connection with such acquired Property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(i)any extension, renewal or replacement of any Lien permitted by the preceding Sections 8.5(f) through 8.5(h), provided that (i) no additional Property is encumbered by such

Lien, (ii) the unpaid principal amount of the obligations secured thereby is not increased on or after the date of extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(j)Liens relating to customary rights of setoff, revocation, refund or chargeback of financial institutions under deposit or similar agreements where the Company or its Subsidiary maintains deposits in the ordinary course of business;
(k)Liens securing the Loans;
(l)Liens securing Indebtedness of the Company or any Subsidiary under any Material Credit Facility (including the Term Note Facility), provided that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 8.5(l) any Indebtedness under any Material Credit Facility unless and until the Loans shall concurrently be secured and guaranteed equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Bank (and Collateral Agent and any required Noteholders) in substance and in form, which may include an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, reasonably acceptable to the Bank, Collateral Agent and any required Noteholders; and
(m)other Liens securing Indebtedness of the Company Group not otherwise permitted by Sections 8.5(a) through 8.5(l), provided that Priority Debt shall not at any time exceed 5% of Consolidated Assets (determined as of the end of the then most recently ended Fiscal Quarter), provided further that notwithstanding the foregoing the Company shall not, and shall not permit any Subsidiary to, secure pursuant to this Section 8.5(m) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Loans shall concurrently be secured and guaranteed equally and ratably with such Indebtedness pursuant to documentation acceptable to the Bank (and Collateral Agent and any required Noteholders) in substance and form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, reasonably acceptable to the Bank.
8.6    Debt Service Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for any period of four consecutive Fiscal Quarters ended or ending on or after December 31, 2025, to be less than 1.10 to 1.00.
8.7    Priority Debt. The Company will not at any time permit the aggregate amount of all Priority Debt to exceed 5.0% of Consolidated Assets (Consolidated Assets to be determined as of the end of the then most recently ended Fiscal Quarter).
8.8    Transfer of Assets. The Company will not, nor permit any Subsidiary to, Transfer any Property to any other Person except:
(a)Transfers of (i) inventory or similar Property in the ordinary course of business, (ii) used, worn-out, obsolete or surplus Property no longer used or useful in the business of the Company Group (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or used or useful in the Water Business), and (iii) cash and cash equivalents;
(b)Transfers of Property to the extent such Property is exchanged for credit against the purchase price of similar replacement Property, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement Property;

(c)Transfers of Property (i) between Obligors, and (ii) between Subsidiaries that are not Subsidiary Guarantors;
(d)the issuance of Equity Interests by any Subsidiaries to the Company or to any Subsidiary Guarantor;
(e)the granting of Liens not prohibited by Section 8.5;
(f)leases or subleases or licenses or sublicenses in the ordinary course of business to third Persons not interfering in any material respect with the business of the Company Group;
(g)any Transfer of Property that, with all other Property of the Company Group previously Transferred pursuant to this Section 8.8(g) during (i) the four Fiscal Quarter period ending with the Fiscal Quarter in which such Transfer occurs, do not represent more than 10% of Consolidated Assets on the last day immediately prior to the Fiscal Quarter in which such determination is made, or (ii) during the period beginning on the date hereof and continuing through the date of such Transfer, do not represent more than 20% of Consolidated Assets on the last day of the Fiscal Quarter ending immediately prior to the Fiscal Quarter in which such determination is made.
To the extent the Net Proceeds Amount with respect to any Transfer to a Person (other than an Affiliate or Subsidiary) is applied to a Debt Prepayment Application or a Property Reinvestment Application within one year after such disposition, then such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated above, the pro rata percentage thereof corresponding to the Net Proceeds Amount so applied), only for the purpose of determining compliance with Section 8.8(g) as of any date, will not be an asset disposition.
8.9    Restricted Payments. The Company will not declare or make or incur any liability to declare or make any Restricted Payment unless at such time and immediately after giving effect to such action: (a) no Default or Event of Default would exist; and (b) the ratio of Consolidated EBITDA to Consolidated Debt Service at the end of each of the four consecutive Fiscal Quarters most recently ended (calculated in each such case based on the four consecutive Fiscal Quarters then ended) is not less than 1.25:1.00.
8.10    Restrictive Agreements. No member of the Company Group will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to guaranty the Indebtedness of the Company or any Subsidiary.
ARTICLE 9     Default.
9.1     Event of Default. Each of the following will constitute an “Event of Default” hereunder:
(a)the Company defaults in the payment of any Loan when due and payable, whether at maturity or any other date fixed for payment by declaration or otherwise; or

(b)the Company defaults in the payment of any interest accrued on the Loans for more than five Business Days after such interest becomes due and payable; or
(c)the Company defaults in the performance of or compliance with any term contained in Section 5.1(b) or (d) or Sections 8.1, 8.2, 8.5, 8.6, 8.8, 8.9 or 8.10; or
(d)any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 9.1(a), (b) and (c)) or in any other Loan Document and such Default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such Default, and (ii) the Company receiving notice of such Default from the Bank; or
(e)(i) any representation or warranty by or on behalf of the Company or by any officer of the Company in any Loan Document or writing furnished in connection with the transactions contemplated hereby is false or incorrect in any Material respect on the date as of which made, or (ii) any representation or warranty by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Loan Document or writing furnished in connection with any such Loan Document is false or incorrect in any Material respect on the date as of which made; or
(f)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on (A) the Note Purchase Agreement, (B) the Northern Trust Loan Agreement, or (C) any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000, beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of (A) the Note Purchase Agreement, (B) the Northern Trust Loan Agreement, or (C) any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment under (A) the Note Purchase Agreement, (B) the Northern Trust Loan Agreement, or (C) any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or
(g)the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or similar Law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing; or
(h)a Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition is filed against the Company or any of its Subsidiaries and not dismissed within 60 days; or
(i)any proceeding (judicial or administrative) shall be commenced against the Company or any Related Party, or with respect to any of their assets, which would reasonably be expected to have a Material Adverse Effect; or a judgment or settlement shall be entered or agreed to in any such proceeding which would reasonably be expected to have a Material Adverse Effect on the ability of the Company to repay its Indebtedness; or any garnishment, summons, writ of attachment, citation, levy or the like is issued against or served upon Bank for the attachment of any property of the Company or any Related Party in Bank’s possession or control; or
(j)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in the preceding clauses (i) through (vi), individually or with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 9.1(j), the terms “employee benefit plan” and “employee welfare benefit plan” have the meanings assigned in section 3 of ERISA; or
(k)any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or
(l)any Security Document ceases to give the Collateral Agent a perfected first priority Lien in any of the Collateral purported to be covered thereby for any reason; or any Security Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Obligor contests in writing the validity or enforceability of any Security Document; or any Obligor denies in writing that it has any further liability or obligation under any Security Document or purports to revoke, terminate or rescind any Security Document, other than, for each of the foregoing, as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent) or satisfaction in full of the Obligation; or
(m)the Company or any Subsidiary fails to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations for any Utility Subsidiary as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2     Remedies. Upon the occurrence and during the continuance of an Event of Default or Default, Bank will have no obligation to extend or continue to extend credit to the Company and may discontinue doing so at any time without prior notice or other limitation. In addition, upon the occurrence and during the continuance of any Event of Default, Bank may, upon notice to the Company:
(a)Termination and Acceleration. Terminate any commitment and declare the unpaid principal balance of the Loans, all accrued interest thereon, and all other amounts payable under this Agreement, each Promissory Note, and all other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the Loans and all such other amounts will become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company.
(b)Enforcement. Proceed to protect, exercise, and enforce such rights and remedies as may be provided by this Agreement, any security instrument or document, any other Loan Document, or under Law. Each and every one of such rights and remedies will be cumulative and may be exercised from time to time, and no failure on the part of Bank to exercise, and no delay in exercising, any right or remedy will operate as a waiver thereof, and no single or partial exercise of any right or remedy will preclude any future or other exercise thereof, or the exercise of any other right. Without limiting the foregoing, Bank may hold and/or set off and apply against the Company’s obligations to Bank the proceeds of any equity in Bank, any cash collateral held by Bank, or any balances held by Bank for the Company’s account (whether or not such balances are then due).
(c)Application of Funds. Bank may apply all payments received by it to the Company’s obligations to Bank in such order and manner as Bank may elect in its sole discretion.
(d)Interest upon Default. In addition to the rights and remedies set forth above and notwithstanding any Promissory Note: (1) upon the occurrence and during the continuance of an Event of Default, at Bank’s option in each instance, the entire indebtedness outstanding hereunder and under each Promissory Note will bear interest from the date of such Event of Default until such Event of Default will have been waived or cured in a manner satisfactory to Bank at 2.00% per annum in excess of the rate(s) of interest that would otherwise be in effect on that Loan under the terms of the applicable Promissory Note; and (2) after the maturity of any Loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such Loan (including without limitation, principal, interest, fees and expenses) will automatically bear interest at 2.00% per annum in excess of the rate(s) of interest that would otherwise be in effect on that Loan under the terms of the Promissory Note. All interest provided for herein will be payable on demand and will be calculated on the basis of a year consisting of 360 days.
ARTICLE 10 Expenses; Indemnification; Damage Waiver.
10.1     Costs and Expenses. To the extent allowed by Law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained or employed by Bank) incurred by Bank and any participants of Bank in connection with the origination, administration, collection and enforcement of this Agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in obtaining, perfecting, maintaining, determining the priority of, and releasing any security for the Company’s obligations to Bank, and any stamp, intangible, transfer or like tax incurred in connection with this Agreement or any other Loan Document or the recording hereof or thereof.
10.2     Indemnification. The Company indemnifies Bank, its Affiliates and its and their respective officers, directors, employees, agents and advisors (each an “Indemnitee”) against, and holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including fees and expenses of employed or retained counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of or as a result of (a) the execution or delivery of any Loan Document, the performance or nonperformance by the Company of its obligations under any Loan Document or the consummation of the transactions contemplated thereby, including the use of the proceeds therefrom, (b) breach of representations, warranties or covenants of the Company under any Loan Document, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under environmental Laws or pertaining to environmental matters, regardless whether any Indemnitee is a party thereto; provided that such indemnity will not, as to an Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
10.3     Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, the Company will not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, any Loan Document, the transactions contemplated thereby or the use of the proceeds thereof.
ARTICLE 11 Miscellaneous.
11.1     Amendments; Waivers; Etc. No amendment, modification, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Company herefrom or therefrom, will be effective unless approved by Bank and contained in a writing signed by or on behalf of Bank, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. In the event this Agreement is amended or restated, each such amendment or restatement will be applicable to all Promissory Notes hereto.
11.2     Notices. All notices hereunder will be in writing and will be deemed to have been duly given when addressed to the party intended to receive the same at the address of such party set forth below (or such other address either party may specify by like notice), (a) upon delivery if personally delivered to a party at such address, (b) three days after the same is deposited in the United States mail as first class, certified mail, return receipt requested, postage paid, (c) one Business Day after the same has been deposited with Federal Express or another nationally recognized overnight courier service if designated for next-day delivery, and (d) upon delivery if sent by facsimile or electronic mail with confirmation of delivery of the same:
If to Bank, as follows:
For general correspondence purposes:
P.O. Box 5110
Denver, Colorado 80217-5110
For direct delivery purposes, when desired:
6340 South Fiddlers Green Circle
Greenwood Village, Colorado 80111-1914
Attention: Credit Information Services
Fax No.: (303) 224-6101
If to the Company, as follows:
Global Water Resources, Inc.
Attn: Michael J. Liebman
Chief Financial Officer
21410 North 19th Avenue, Suite 220
Phoenix, Arizona 85027-2738
11.3     Survival. Notwithstanding anything to the contrary in this or any other Loan Document, Sections 5.5, 9.2, all of Article 10, Section 11.7 and Section 11.08 will survive the termination of this Agreement, repayment of every Promissory Note, and the foreclosure, or any other enforcement action, of any and all security described in Section 2.3 above. The representations, warranties, acknowledgments, and agreements set forth herein will survive the date of this Agreement, but not its termination unless otherwise agreed.
11.4     Effectiveness and Severability. This Agreement will continue in effect until: (a) all indebtedness and obligations of the Company under this Agreement and the other Loan Documents have been paid or satisfied; (b) Bank has no commitment to extend credit to or for the account of the Company under any Promissory Note; and (c) either party sends written notice to the other party terminating this Agreement. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof or thereof.
11.5     Successors and Assigns.
(a)Successors and Assigns Generally. This Agreement and the other Loan Documents will be binding upon and inure to the benefit of the Company and Bank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of Bank.
(b)Participations, Etc. From time to time, Bank may sell to one or more banks, financial institutions, or other lenders a participation in one or more of the Loans or other extensions of credit made pursuant to this Agreement. However, no such participation will relieve Bank of any commitment made to the Company hereunder. In connection with the foregoing, Bank may disclose information concerning the Company and its Subsidiaries to any participant or prospective participant, provided that such participant or prospective participant agrees to keep such information confidential. A sale of a participation interest may include certain voting rights of the participants regarding the Loans hereunder (including without limitation the administration, servicing, and enforcement thereof). Bank will maintain a record of all participation interests, a copy of which will be made available to the Company upon request.
11.6     Integration; Other Types of Credit; Counterparts; Electronic Signatures.
(a)Integration. The Loan Documents are intended by the parties to be a complete and final expression of their agreement. Each Promissory Note will be deemed to incorporate all of the terms and conditions of this Agreement as if fully set forth therein. Without limiting the foregoing, any capitalized term utilized in any Promissory Note (or in any amendment to this Agreement or Promissory Note) and not otherwise defined in the Promissory Note (or amendment) will have the meaning set forth herein or, if applicable, in the accounting principles described in Article 1.
(b)Other Types of Credit. From time to time, Bank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this Agreement, then the agreement of the parties with respect thereto may be set forth in a Promissory Note and this Agreement will be applicable thereto.
(c)Counterparts; Electronic Signatures. This Agreement, each Promissory Note and any other Loan Document may be executed in counterparts, each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement, any Promissory Note or any other Loan Document by facsimile or other electronic means will be as effective as delivery of a manually executed counterpart of each such Agreement, Promissory Note or Loan Document. The parties agree that the electronic signature of a party to this Agreement, any Promissory Note or any other Loan Document shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement or such Loan Document. The parties agree that any electronically signed Loan Document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. The parties presently intend to authenticate any Loan Documents to which they are a party by either signing such Loan Document or attaching thereto or logically associating therewith an electronic sound, symbol or process as their respective electronic signature. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state Laws based on the Uniform Electronic Transactions Act.
11.7     Applicable Law; Submission to Jurisdiction; Service of Process; Waiver of Venue; Waiver of Jury Trial.
(a)Applicable Law. Without giving effect to the principles of conflict of laws and except to the extent governed by federal law, the Laws of the State of Colorado, without reference to choice of law doctrine, will govern this Agreement, each Promissory Note and any other Loan Document for which Colorado is specified as the applicable law, and all disputes and matters between the parties to this Agreement, including all disputes and matters whatsoever arising under, in connection with or incident to the lending and/or leasing or other business relationship between the parties, and the rights and obligations of the parties to this Agreement or any other Loan Document by and between the parties for which Colorado is specified as the applicable law.
(b)Submission to Jurisdiction; Service of Process. The Company hereby irrevocably consents to the nonexclusive jurisdiction of any state or federal court in Denver, Colorado, and consents that Bank may effect any service of process in the manner and at the Company’s address set forth herein for providing notice or demand; provided that nothing contained in this Agreement will prevent Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Company individually, against any collateral or against any property of the Company within any other county, state or other foreign or domestic jurisdiction.
(c)Waiver of Venue. The Company acknowledges and agrees that the venue provided above is the most convenient forum for the Company and Bank. The Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.
(d)Waiver of Jury Trial. The Company and Bank each hereby irrevocably waives any right it may have to a trial by jury in connection with any action directly or indirectly arising out of or relating to this Agreement or any other Loan Document. Each party hereto (1) certifies that no representative, administrative agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (2) acknowledges that it and the other party hereto has been induced to enter into this Agreement and other Loan Documents by, among other things, the mutual waivers and certifications in this Section.
11.8    Confidentiality.
(a)    The Bank agrees to maintain the confidentiality of all information received from or on behalf of the Company relating to the Company or its Subsidiaries or their respective businesses, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Company or pertaining to this Agreement that is routinely provided to data service providers, including league table providers that serve the lending industry; provided that, and in the case of information received from or on behalf of the Company after the date hereof, such information is clearly identified at the time of delivery as being confidential information (the “Confidential Information”), except that the Bank may disclose Confidential Information:
(i)    to its Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates in connection with the administration of this Agreement and the preservation, exercise, or enforcement of their rights under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of the Confidential Information and instructed to keep such Confidential Information confidential);
(ii)    to the extent required or requested by any regulatory authority purporting to have jurisdiction over the Bank or any of its Affiliates or any director, officer, employee, partner, agent, trustee, administrator, manager, advisor, or representative of it or any of its Affiliates (including any self-regulatory authority or any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, in which case the Bank shall inform the Company prior to such disclosure to the extent permitted by Law provided that the failure to provide such notice will not constitute a violation of this Agreement);
(iii)    pursuant to any subpoena, or order of any court administrative agency, in any pending legal, judicial, or administrative proceeding, or similar legal process, or to the extent required or requested by law, regulation, or a Governmental Authority; provided that, unless specifically prohibited by applicable law or court order, the Bank shall use reasonable efforts to notify the Company of any such request by any Governmental Authority or representative thereof prior to disclosure of such Confidential Information provided that the failure to provide such notice will not constitute a violation of this Agreement (other than any such request in connection with an examination or audit conducted by bank accountants or any banking regulatory authority exercising examining or regulatory authority over the Bank);
(iv)    in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder;
(v)    subject to an agreement containing provisions substantially the same as those of this Section, to (x) any actual or potential pledgee, assignee, transferee, or participant in connection with the pledge, assignment, or transfer by the Bank of any Loans or any participations therein or (y) any actual or prospective party to any swap, derivative, or other transaction under which payments are to be made by reference to the

Company or any Subsidiary or any of their respective obligations, this Agreement, or payments hereunder;
(vi)    for purposes of establishing a “due diligence” defense;
(vii)    with the written consent of the Company;
(viii)    to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) is available to the Bank on a non-confidential basis prior to disclosure by the Company, or (z) becomes available to the Bank or any of its Affiliates on a non-confidential basis from a source other than the Company that is not known to be subject to a confidentiality obligation to the Company.
(b)    Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO CREDIT AGREEMENT
IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement.
GLOBAL WATER RESOURCES, INC.
By:     /s/ Michael J. Liebman
Name: Michael J. Liebman
Title: Senior Vice President, Chief
Financial Officer and Secretary

SIGNATURE PAGE TO CREDIT AGREEMENT
IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement.
COBANK, ACB
By:     /s/ Fidel Escalante
Name: Fidel Escalante
Title: Assistant Corporate Secretary

EXHIBIT A
DEFINED TERMS
As used herein (or in any other Loan Document, unless otherwise defined therein) the term:
“Affiliate” means, at any time with respect to any Person, any other Person that then directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company includes any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of Equity Interests of the Company or any Subsidiary or any Person of which the Company Group and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any such class of Equity Interests. Unless the context otherwise clearly requires, reference to an “Affiliate” refers to an Affiliate of the Company.
“Agreement” means this Credit Agreement, including the Schedules and Exhibits hereto, as restated, supplemented and/or otherwise modified at any relevant time.
“Anti-Terrorism Laws” is defined in Section 4.15(c).
“Anti-Corruption Laws” is defined in Section 4.15(d).
“Blocked Person” is defined in Section 4.15(a).
“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and incurrence of a liability with GAAP.
“Change in Control” means any Person or related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act on the date hereof), other than William S. Levine and the Levine Family Members, shall have: (a) become the “beneficial owners” (as such term is used in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power of all common stock of the Company then outstanding and constituting Voting Stock; or (b) acquired after the date hereof (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (ii) all or substantially all of the Properties of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral” means all “Collateral” described in any of the Security Documents.
“Collateral Agency Agreement” means the Third Amended and Restated Collateral Agency Agreement dated as of October 26, 2023 among the Collateral Agent, the Company and
Exhibit A-1

the Secured Parties from time to time (as amended, restated, supplemented, joined in and/or otherwise modified from time to time).
“Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent for the Secured Parties from time to time under the Security Documents, and any successor in such capacity appointed pursuant to the Collateral Agency Agreement.
“Company Group” means the Company and all Subsidiaries.
“Confidential Information” is defined in Section 11.8.
“Consolidated Assets” means, as of any date of determination, the total amount all assets of the Company Group, determined on a consolidated basis in accordance with GAAP.
“Consolidated Debt Service” means, for any period of time, the sum of: (a) Consolidated Interest Expense for such period; plus (b) all scheduled amortization payments of principal in respect of Indebtedness of the Company Group (including principal components of payments in respect of Capital Lease obligations) paid or payable during such period after eliminating offsetting debits and credits between the Company and its Subsidiaries and other items required to be eliminated in the preparation of consolidated financial statements of the Company Group in accordance with GAAP; plus (c) dividends, distributions or repurchases on or related to Equity Interests of the Company paid or payable during such period, in each case as of the date declared whether or not paid during any period.
“Consolidated EBITDA” means, for any period of time, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income and without duplication: (a) depreciation, depletion and amortization expense for such period; (b) income tax expense for such period; (c) other non-cash charges net of non-cash income for such periods; and (d) Consolidated Interest Expense for such period all as determined in accordance with GAAP.
“Consolidated Interest Expense” means, for any period of time, the gross interest expense of the Company Group deducted in the calculation of Consolidated Net Income for such period less gross interest income for the Company Group, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period of time, the consolidated net income (or loss) of the Company Group for such period, determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Entity” means: (a) any Subsidiary of the Company and any of its or the Company’s respective Controlled Affiliates; and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
Exhibit A-2

“Debt Prepayment Application” means, with respect to any sales, leases, transfers and other dispositions of assets, the application by the Company of cash in an amount equal to the amount of proceeds from such Transfer (or portion thereof) to pay Senior Indebtedness; provided, that in the event such Senior Indebtedness would otherwise permit the reborrowing of such Senior Indebtedness, the commitment to relend such Senior Indebtedness shall be permanently reduced by the amount of such Debt Prepayment Application.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or giving of notice or both, become an Event of Default.
“Disclosure Documents” is defined in Section 4.3.
“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“Equity Interests” means, with respect to any Person, all shares of capital stock (including preferred stock) and/or membership interests of or in (or other ownership or profit interests in) such Person, all warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities, and all other ownership or profit interests owned by such Person (including partnership, member or trust interests therein), whether voting or nonvoting.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 9.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.
“Fiscal Quarter” means each of the four consecutive three-month periods comprising each Fiscal Year.
“Fiscal Year” means each calendar year ending on a December 31.
Exhibit A-3

“Foreign Holding Company” means a Person which has as its principal purpose, and substantially all of the assets of which consist of, holding (directly or indirectly) ownership interests in “controlled foreign corporations” (as defined in Section 957 of the Code) and/or other Foreign Holding Companies.
“Foreign Subsidiary” means a Subsidiary organized under the Laws of a jurisdiction other than the United States of America or a state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Global Water” means Global Water, LLC, a Delaware limited liability company, and its successors and assigns.
“Global Water Holdings” means Global Water Holdings, Inc., an Arizona corporation, and its successors and assigns.
“Good Faith” has the meaning provided by Arizona Revised Statute § 47-1201 on the date hereof.
“Governmental Authority” means: (a) the government of (i) the United States of America or any state or other political subdivision of either, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of any of the Company Group; or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, distribution, dividend or obligation of any other Person in any manner, directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any Property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness, distribution, dividend or obligation, or (ii) to maintain any working capital or other balance sheet or income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness, distribution, dividend or obligation; (c) to lease or purchase property or services primarily for the purpose of assuring the owner of such indebtedness, distribution, dividend or obligation of the ability of any other Person to make payment of the indebtedness, distribution, dividend or obligation; or (d) otherwise to assure the owner of such indebtedness, distribution, dividend or obligation against loss in respect thereof. In any
Exhibit A-4

computation of the liabilities of the obligor under any Guaranty, the indebtedness, distribution, dividend or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor; provided that, the amount outstanding for purposes of this Agreement shall not exceed the lesser of (i) the maximum amount of indebtedness that is the subject of such Guaranty, and (ii) any stated maximum recourse amount of such Guaranty.
“Hazardous Materials” means all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“Indebtedness” with respect to any Person means at any time without duplication: (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including liabilities arising under any conditional sale or other title retention agreement with respect to any such Property); (c) all liabilities (i) appearing on its balance sheet in accordance with GAAP in respect of Capital Leases, and (ii) which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by financial institutions (whether or not representing obligations for borrowed money); (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and (g) any Guaranty of such Person with respect to liabilities described in any of the preceding clauses (a) through (f). Indebtedness of any Person includes all obligations of such Person described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed extinguished under GAAP.
“Levine Family Members” means: (a) the spouse of William S. Levine and each of his children and siblings; (b) the spouse and lineal descendants of any Person identified in the foregoing clause (a); (c) any trust or account primarily for the benefit of William S. Levine or any Person or Persons identified in the foregoing clauses (a) or (b); (d) any corporation, limited liability company, partnership or other entity in which William S. Levine or any of the Persons identified in the foregoing clauses (a), (b) or (c) are the beneficial owners of substantially all of the capital stock, membership interests, partnership interests or other Equity Interests and options or warrants to acquire, or securities convertible into, capital stock, membership interests, partnership interest, or other equity securities of an entity; and (e) the personal representative or guardian of William S. Levine or any of the Persons identified in the foregoing clauses (a) and (b) upon such Person’s death for purposes of the administration of such Person’s estate or upon
Exhibit A-5

such Person’s disability or incompetency for purposes of protection and management of the assets of such Person.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, on or with respect to any Property of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Loan Documents” means at any time, this Agreement, the Promissory Notes, the Subsidiary Guaranties, the Security Documents, and all other writings now or hereafter executed in connection with any of the foregoing, with any amendments, waivers and supplements thereto.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or prospects of the Company Group as a whole.
“Material Adverse Effect” means a Material adverse effect on the: (a) business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole; (b) ability of the Company to perform its obligations under this Agreement and the other Loan Documents; (c) ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty and the other Loan Documents; or (d) the validity or enforceability of this Agreement or any other Loan Document.
“Material Credit Facility” means, as to any of the Company Group: (a) the Term Note Facility; (b) loans under the Northern Trust Loan Agreement; (c) the Loans; and (d) in addition to and not in place of (a), (b) and (c), any other agreement entered into on or after the date hereof creating or evidencing Indebtedness for borrowed money by any of the Company Group or in respect of which any of the Company Group is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $15,000,000.00 (or its equivalent in the currency of payment determined as of the closing of such Credit Facility based on the exchange rate of such currency), and if no Credit Facility equals or exceeds $15,000,000.00, then the largest Credit Facility other than those in clauses (a), (b) and (c) above which equals or exceeds the Loans, will be a Material Credit Facility.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” as such term is defined in section 4001(a)(3) of ERISA.
“Net Proceeds Amount” means, with respect to any Transfer by the Company or any Subsidiary, an amount equal to the difference of: (a) the aggregate consideration (valued at the fair market value thereof by the Company or such Subsidiary in Good Faith) received by the Company Group in respect of such Transfer; minus (b) all applicable taxes and all ordinary and reasonable out-of-pocket expenses incurred by the Company Group in connection with such Transfer.
Exhibit A-6

“Northern Trust Loan Agreement” means the Loan Agreement dated as of April 30, 2020 by the Company to The Northern Trust Company, as amended by Modification Agreement dated April 30, 2021, Second Modification Agreement dated July 26, 2022, Letter Agreement dated August 25, 2022, Third Modification Agreement dated June 28, 2023, Fourth Modification Agreement dated October 26, 2023, Fifth Modification Agreement dated July 1, 2024, and Sixth Modification Agreement dated April 10, 2025, as further modified, supplemented and/or restated at any relevant time.
“Noteholders” has the meaning provided in the Collateral Agency Agreement.
“Note Purchase Agreement” means (a) the Note Purchase Agreement dated as of May 20, 2016, between the Company and Purchasers described therein, as modified by Amendment No. 1 dated as of December 19, 2017, Amendment No. 2 dated as of April 20, 2018, and Amendment No. 3 dated as of April 30, 2020, and as further modified, supplemented and/or restated at any relevant time, and (b) the Note Purchase Agreement dated as of October 26, 2023, between the Company and Purchasers described therein, as modified, supplemented and/or restated at any relevant time.
“Notes” has the meaning provided by the Note Purchase Agreement.
“Obligation” means any debt, liability or obligation related to the Loans and owed by any of the Obligors to the Bank (including to the Collateral Agent as agent for the Bank), of any kind or description (whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now or hereafter arising, including principal, interest, fees and expenses, payable or reimbursable by any of the Obligors pursuant to any of the Loan Documents.
“Obligors” means the Company and Subsidiary Guarantors.
“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction OFAC is responsible for administering and enforcing.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or
Exhibit A-7

required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of Equity Interests of a Person that is preferred over any other class of Equity Interests of such Person as to the payment of dividends, distributions or any amount upon liquidation or dissolution of such Person.
“Priority Debt” means (without duplication), as of the date of any determination, the sum of: (a) all unsecured Indebtedness of Subsidiaries (including all Guaranties of Indebtedness of the Company but excluding (x) unsecured Indebtedness owed to any of the Company Group, and (y) all Subsidiary Guaranties and all unsecured Guaranties of Indebtedness of the Company by any Subsidiary which has also guaranteed the Loans); and (b) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by any of Sections 8.5(a) through 8.5(l).
“Prohibited Person” means: (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with whom Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or at any other official publication of such list; and (vi) a Person who is affiliated with a person described in clauses (i) – (v) above.
“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Property Reinvestment Application” means, with respect to any asset disposition, the application of the Net Proceeds Amount (or a portion thereof) with respect to such asset disposition to the acquisition by the Company Group of fixed or capital assets of the Company or any Subsidiary to be used in the business of such Person.
“Proposed Prepayment Date” has the meaning provided by Section 6.2(b).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.
“Related Party(ies)” means any Subsidiary Guarantor, any other Subsidiary, and, in addition as to the Company, to the extent applicable, any general or limited partner, controlling shareholder, joint venturer, member or manager, of the Company.
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
Exhibit A-8

“Restricted Payment” means any dividend or other distribution (in cash, securities or other Property) with respect to any Equity Interest of the Company or any Subsidiary, or any payment, other than balloon payments at final maturity (in cash, securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests.
“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.
“Secured Parties” means the Secured Parties (as defined in the Collateral Agency Agreement) that are party to the Collateral Agency Agreement from time to time.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, and rules and regulations promulgated thereunder, as from time to time in effect.
“Security Agreements” means the four Pledge and Security Agreements dated as of the date hereof between the Company and the Collateral Agent, Global Water and the Collateral Agent, West Maricopa and the Collateral Agent, and Global Water Holdings and the Collateral Agent, in each case as supplemented, amended and restated or replaced from time to time.
“Security Documents” means: (a) the Collateral Agency Agreement; (b) the Security Agreements; and (c) other security documents entered into pursuant to Section 7.8 and any other security documents, financing statements and the like filed or recorded in connection with the foregoing.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Senior Indebtedness” means any Indebtedness of the Company or any Subsidiary owing to any Person other than the Company, a Subsidiary or an Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or any Subsidiary.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or
Exhibit A-9

more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is to a Subsidiary of the Company.
“Subsidiary Guarantor” means each of Global Water, West Maricopa, Global Water Holdings and any other Subsidiary that has executed and delivered a Subsidiary Guaranty pursuant to Section 7.7.
“Subsidiary Guaranties” means the Guaranty Agreements delivered by Global Water, West Maricopa and Global Water Holdings on the date hereof and any other guaranties delivered pursuant to Section 7.7(a).
“Swap Contract” means any: (a) interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing); and (b) transactions of any kind, and related confirmations, subject to the terms and conditions of, or governed by any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, with respect of any one or more Swap Contracts, after taking into account any enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contract has been closed out and termination value determined, such termination value; and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market values for such Swap Contract, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any Property: (a) accounted for as an operating lease under GAAP; and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Term Note Facility” (aka the “Private Placement Note Facility”) means the credit facility provided pursuant to the Note Purchase Agreement.
“Transfer” means, with respect to any Person, any transaction (including by merger, consolidation or disposition of all or substantially all such Person’s assets) in which such Person sells, conveys, transfers or leases (as lessor) any of its Property, including Subsidiary stock. “Transfer” includes the creation of minority interests in connection with any merger or consolidation involving a Subsidiary if the resulting entity is owned, directly or indirectly, by the Company in a proportion less than the proportion of ownership of such Subsidiary by the Company immediately preceding such merger or consolidation.
Exhibit A-10

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code in effect in such jurisdiction.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 4.15(a).
“Utility Subsidiary” means each of the following Arizona corporations: (1) Global Water - 303 Utilities Company, Inc.; (2) Global Water - Palo Verde Utilities Company, Inc.; (3) Global Water - Santa Cruz Water Company, Inc.; (4) Global Water - CP Water Company, Inc.; (5) Global Water - Hassayampa Utilities Company, Inc.; (6) Global Water - Turner Ranches Irrigation, Inc.; (7) Global Water - Belmont Water Company, Inc.; (8) Water Utility Company of Greater Buckeye, Inc.; (9) Valencia Water Company, Inc.; (10) Willow Valley Water Company, Inc.; (11) Global Water - Saguaro District Water Company, Inc.; (12) Global Water - Farmers Water Company, Inc.; and (13) Global Water - Ocotillo Water Company, Inc.; and any successors at Law of each of the foregoing entities.
“Voting Stock” means, as of any date, the capital stock of the Company that is at the time entitled to vote in the election of the board of directors of the Company.
“Water Business” means the ownership, operation and management of water, wastewater and recycled water utilities, provided that the foregoing shall not prevent or restrict any of the Company Group from engaging in any business or activity reasonably related or ancillary to the Water Business.
“West Maricopa” means West Maricopa Combine, LLC, an Arizona limited liability company converted from West Maricopa Combine, Inc., an Arizona corporation, and its successors and assigns.
“Wholly Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except any directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.

Exhibit A-11